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                                                                    EXHIBIT 99.1


[LOGO OF ALIANT COMMUNICATIONS APPEARS HERE]



Proxy

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas C. Woods III and Frank H. Hilsabeck proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Aliant Communications Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 27, 1999 or any adjournment thereof.



(Continued, and to be marked, dated and signed, on the other side)

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                                                                 Please mark
                                                                     vote as
                                                                indicated in [X]
                                                                this example
Item 1.  Merger with Alltel
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To approve the Agreement and Plan of Merger, dated as of
December 18, 1998, by and among Aliant Communications, Inc., FOR AGAINST ABSTAIN
ALLTEL Corporation and a wholly-owned subsidiary of ALLTEL,  [ ]   [ ]     [ ]
the terms and conditions of which are described in the accompanying proxy statement/prospectus.


Item 2.  Election of Directors
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Nominees: Duane W. Acklle,                         [  ] For all nominees
          John Haessler,                                listed to the left
          William C. Smith and                          (except as marked
          Lyn Wallin Ziegenbein.                        to the contrary)

Instruction: To withhold authority to
          vote for any individual                  [  ]  WITHHOLD AUTHORITY
          nominee, write that individual's               to vote for all
          name in the space below.                       nominees

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Item 3.
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In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
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Signature                        Signature                          Date
         -----------------------          -------------------------      ------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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[LOGO OF Aliant Communications Appears Here]

Annual Meeting of Shareholders

Tuesday, April 27, 1999
10:30 a.m.

The Cornhusker Hotel
333 So. 13th St.
Lincoln, Nebraska


Agenda:
Merger with ALLTEL
Election of Directors
Report on the progress of the corporation
Discussion on matters of current interest